UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: Janurary 24, 2005

BWC Financial Corp. (Exact name of registrant as specified in its chapter)

CALIFORNIA (State or other jurisdiction of incorporation)  0-10658 (Commission File Number)   94-262100 (IRS Employer Identification No.)

1400 Civic Drive, Walnut Creek, California 94596
(Address of principal executive offices)

925-932-5353
(Registrant's telephone number)

Item 12. Results of Operations and Financial Condition

On January 24, 2005, BWC Financial Corp. issued a press release reporting its financial results for the period ended December 31, 2004.

Contact: James L. Ryan
Bank of Walnut Creek
(925) 932-5353

BWC FINANCIAL CORP. ANNOUNCES FOURTH QUARTER & YEAR END 2004 EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced Fourth Quarter and Year End 2004 earnings.

        Net income for the Corporation for the year ending December 31, 2004 was $5,713,000 or $1.32 diluted earnings per share, compared to net income of $4,799,000 or $1.11 diluted earnings per share at Year End 2003.

        Earnings for the Year 2004 represent a return on average assets (ROA) of 1.15% and a return on average equity (ROE) of 12.39%, compared to an ROA of 1.09% and an ROE of 11.14% for the Year 2003.

        Fourth Quarter 2004 income was $1,855,000 or $0.43 diluted earnings per share compared to Fourth Quarter 2003 income of $1,183,000 or $0.27 diluted earnings per share. Earnings for Fourth Quarter 2004 represent a return on average assets (ROA) of 1.44 % and a return on average equity (ROE) of 15.82% compared to a 1.03% ROA and a 10.69% ROE for Fourth Quarter 2003.

        Total assets of the Corporation at December 31, 2004 were $501,358,000, compared to total assets of $457,156,000 at Year End 2003. Founded in 1980 and celebrating its 25th Anniversary Year in 2005, Bank of Walnut Creek’s headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore, with a regional commercial banking office in San Jose. BWC Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and additional offices in Concord, Tahoe City, Reno and Las Vegas.

        Additional details may be found in the Summary of Consolidated Financial Results for Year End and Fourth Quarter 2004. Selected Financial Data-Summary: The following table provides certain selected consolidated financial data as of and for the three month and twelve-month periods ended December 31, 2004 and 2003.

                                                                Quarter Ended                     Year to Date
SUMMARY INCOME STATEMENT                                        December 31,                      December 31,
                                                                ------------                      ------------
                                                          2004                2003          2004               2003
                                                 -------------- ------------------- ------------- ------------------
Interest Income                                         $8,204              $6,657       $29,541            $26,312
Interest Expense                                         1,600                 971         5,280              4,252
                                                 -------------- ------------------- ------------- ------------------
Net Interest Income                                      6,604               5,686        24,261             22,060
Provision for Credit Losses                                  0                 450           975              1,500
Non-interest Income                                      3,713               3,649        15,327             17,377
Non-interest Expenses                                    7,135               6,968        28,443             29,128
Minority Interest                                          239                 112         1,013              1,172
                                                 -------------- ------------------- ------------- ------------------
EBIT                                                     2,943               1,805         9,157              7,637
Income Taxes                                             1,088                 622         3,444              2,838
                                                 -------------- ------------------- ------------- ------------------
Net Income                                              $1,855              $1,183        $5,713             $4,799

                                                                Quarter Ended                         Year to Date
                                                                December 31,                          December 31,
                                                                ------------                          ------------
SELECTED PERFORMANCE RATIOS                               2004                2003              2004             2003
                                                 -------------- ------------------- ----------------- ----------------
Return on Average Assets                                 1.44%               1.03%             1.15%            1.09%
Return on Average Equity                                15.82%              10.69%            12.39%           11.14%
Net Interest Margin to Earning Assets                    5.42%               5.24%             5.16%            5.30%
Net loan losses (recoveries) to avg. loans               0.04%              (0.02%)             0.00%            0.24%
Efficiency Ratio (Bank only)                            58.10%              65.25%            62.80%           66.30%

SUMMARY BALANCE SHEET
In thousands                                                          December 31,                       December 31,
Assets:                                                                       2004                               2003
                                                                -------------------                   ----------------
Cash and Equivalents                                                       $18,988                            $21,500
Investments                                                                 80,066                             86,655
Loans                                                                      380,682                            337,119
Allowance for Credit Losses                                                 -7,670                             -6,692
BWC Mortgage Services, Loans Held-for-Sale                                  14,729                              5,142
Other Assets                                                                14,563                             13,432
                                                                -------------------                   ----------------
Total Assets                                                              $501,358                           $457,156

Deposits                                                                  $392,939                           $370,165
Other Borrowings                                                            57,824                             38,423
Other Liabilities                                                            3,314                              3,745
                                                                -------------------                   ----------------
Total Liabilities                                                         $454,077                           $412,333
Equity                                                                      47,281                             44,823
Total Liabilities and Equity                                              $501,358                           $457,156

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Nasdaq: BWCF           http://www.bowc.com

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of BWC Financial Corp.(BWC). These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which BWC engages. Forward-looking statements speak only as of the date they are made, and BWC does not undertake to update forward-looking statements. 1/24/05